UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 8, 2016
______________

InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, Delaware	19809-3727
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 8, 2016, InterDigital, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”). The matters voted on at the 2016 Annual Meeting and the voting results for each matter are set forth below.

(i)
The following individuals were elected as directors of the Company to serve a one-year term until the Company’s Annual Meeting of Shareholders in 2017 and until his or her successor is elected and qualified as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jeffrey K. Belk	20,275,642	483,798	42,126	9,376,067
S. Douglas Hutcheson	20,219,422	543,020	39,124	9,376,067
John A. Kritzmacher	20,249,981	508,423	43,162	9,376,067
William J. Merritt	20,117,717	658,787	25,062	9,376,067
Kai O. Öistämö	20,307,336	451,482	42,748	9,376,067
Jean F. Rankin	20,249,881	508,053	43,632	9,376,067
Robert S. Roath	20,151,837	625,241	24,488	9,376,067
Philip P. Trahanas	20,321,985	436,481	43,100	9,376,067

(ii)	Shareholders passed an advisory resolution to approve the Company’s executive compensation as reported in the Company's 2016 proxy statement as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,583,238	1,162,457	55,871	9,376,067

(iii)	Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 as follows:

Votes For	Votes Against	Abstentions
29,687,242	297,199	193,192

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Executive Vice President,
General Counsel and Secretary

Date: June 10, 2016